Exhibit 10.4

UNIT SUBSCRIPTION AGREEMENT

This UNIT SUBSCRIPTION AGREEMENT (this “Agreement”) is made as of                 , 2021, by and between NightDragon Acquisition Corp., a Delaware corporation (the “Company”), and NightDragon Acquisition Sponsor, LLC, a Delaware limited liability company (the “Sponsor”),.

WHEREAS, the Company desires to sell to the Sponsor, and the Sponsor desires to purchase from the Company, in a private placement transaction (the “Private Placement”) an aggregate of 900,000 SCALE units (or up to 1,035,000 SCALE units if the underwriter’s over-allotment option in connection with the Company’s initial public offering (the “IPO”) is exercised in full) (the “Units”) of the Company, each Unit consisting of one share of the Company’s Class A common stock, par value $0.00001 per share (“Common Stock”), and one-fifth of one redeemable warrant, each whole warrant exercisable to purchase one share of Common Stock (each, a “Warrant”), for a purchase price of $10.00 per Unit (the “Unit Price”). In this Agreement, (a) the shares of Common Stock underlying the Warrants are referred to as the “Warrant Shares,” (b) the shares of Common Stock underlying the Units (excluding the Warrant Shares) are referred to as the “Placement Shares,” (c) the Warrants underlying the Units are referred to as the “Placement Warrants” and (d) the Units, Placement Shares, Placement Warrants and Warrant Shares, collectively, are referred to as the “Securities.”

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Sponsor hereby agree as follows:

1. Agreement to Subscribe.

1.1 Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, the Sponsor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Sponsor, on the Initial Closing Date (as defined below) 900,000 Units in consideration of the payment of the Purchase Price (as defined below). On the Initial Closing Date, the Company shall, at its option, deliver to the Sponsor the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.2 Purchase Price. The Sponsor shall pay $9,000,000 (the “Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, in the following amounts: (i) $3,000,000 to the Company, at a financial institution to be chosen by the Company (the “Operating Account”), and (ii) $6,000,000 to the trust account (the “Trust Account”) maintained by American Stock Transfer & Trust Company, LLC, acting as trustee (“AST”), in each case in accordance with the Company’s wire instructions no later than one Business Day before the Initial Closing Date.

1.3 Initial Closing. The closing (the “Closing”) of the purchase and sale of 900,000 Units shall take place simultaneously with the closing of the IPO (the “Initial Closing Date”). The closing of such Units shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, or such other place as may be mutually agreed upon by the parties.

1.4 Purchase and Issuance of Additional Units. Upon the terms and subject to the conditions of this Agreement, the Sponsor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Sponsor, on each Over-allotment Closing Date (as defined below) up to an aggregate of 135,000 Units (the “Additional Units”) in consideration of the payment of the Over-allotment Purchase Price (as defined below) and in the same proportion as the amount of the over-allotment option is exercised. On each Over-allotment Closing Date, the Company shall, at its option, deliver to the Sponsor the certificates representing the Securities purchased or effect such delivery in book-entry form.

1.5 Purchase Price for Additional Units. The Sponsor shall pay the Unit Price per additional Unit or up to $1,350,000 (if the over-allotment option in connection with the IPO is exercised in full) (the “Over-allotment Purchase Price”) by wire transfer of immediately available funds or by such other method as may be reasonably acceptable to the Company, as follows: (i) an amount equal to 2.0% of the purchase price for any Units sold to the underwriter in connection with the exercise of its over-allotment option, up to a maximum of $900,000, to the Trust Account and (ii) the remainder to the Operating Account, in each case in accordance with the Company’s wire instructions on the date of the consummation of the closing of each exercise of the over-allotment option, and concurrently with the consummation thereof, or on such earlier time and date as may be mutually agreed by the Company and the Sponsor (each such date, an “Over-allotment Closing Date” and, together with the Initial Closing Date, the “Closing Dates” and each, a “Closing Date”).

1.6 Over-Allotment Closing. Each closing of the purchase and sale of Additional Units shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C., 650 Page Mill Road, Palo Alto, California 94304, or such other place as may be mutually agreed upon by the parties.

1.7 Termination. This Agreement and each of the obligations of the undersigned shall be null and void and without effect if the Closing does not occur prior to March 31, 2021.

2. Representations and Warranties of Sponsor. Sponsor represents and warrants to the Company as follows:

2.1 No Government Recommendation or Approval. Sponsor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the Company or the Private Placement of the Securities.

2.2 Accredited Investor. Sponsor represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the sale contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3 Intent. Sponsor is purchasing the Securities solely for investment purposes, for Sponsor’s own account (and/or for the account or benefit of its members or affiliates, as permitted, pursuant to the terms of an agreement (the “Insider Letter”) to be entered into with respect to the Securities between, among others, Sponsor and the Company, as described in the registration statement relating to the IPO (the “Registration Statement”)), and not with a view to the distribution thereof and Sponsor has no present arrangement to sell the Securities to or through any person or entity except as may be permitted under the Insider Letter. Sponsor shall not engage in hedging transactions with regard to the Securities unless in compliance with the Securities Act.

2.4 Restrictions on Transfer. Sponsor acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act and, if in the future Sponsor decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Notwithstanding the foregoing, Sponsor acknowledges and understands the Securities are subject to transfer restrictions as described in Section 7 hereof. Sponsor agrees that if any transfer of its Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Sponsor may be required to deliver to the Company an opinion of counsel satisfactory to the Company with respect to such transfer. Absent registration or another available exemption from registration, Sponsor agrees it will not resell the Securities (unless otherwise permitted pursuant to the Insider Letter, as described in the Registration Statement). Sponsor further acknowledges that because the Company is a shell company, Rule 144 may not be available to Sponsor for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination (as defined in the Registration Statement) of the Company, despite technical compliance with the requirements of Rule 144 and the release or waiver of any contractual transfer restrictions.

2.5 Sophisticated Investor.

(i) Sponsor is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Securities.

(ii) Sponsor is aware that an investment in the Securities is highly speculative and subject to substantial risks because, among other things, the Securities are subject to transfer restrictions and have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Sponsor is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

2.6 Independent Investigation. Sponsor, in making the decision to purchase the Units, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. Sponsor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Units and has had full access to such other information concerning the Company as Sponsor has requested. Sponsor confirms that all documents that it has requested have been made available and that Sponsor has been supplied with all of the additional information concerning this investment which Sponsor has requested.

2.7 Organization and Authority. Sponsor is duly organized, validly existing and in good standing under the laws of the State of Delaware and it possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

2.8 Authority. This Agreement has been validly authorized, executed and delivered by Sponsor and is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally.

2.9 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Sponsor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Sponsor’s charter documents, (ii) any agreement or instrument to which Sponsor is a party or (iii) any law, statute, rule or regulation to which Sponsor is subject, or any agreement, order, judgment or decree to which Sponsor is subject.

2.10 No Legal Advice from Company. Sponsor acknowledges it has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Sponsor’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Sponsor is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.11 Reliance on Representations and Warranties. Sponsor understands the Units are being offered and sold to Sponsor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Sponsor set forth in this Agreement in order to determine the applicability of such provisions.

2.12 No General Solicitation. Sponsor is not subscribing for the Units as a result of or subsequent to any general solicitation or general advertising, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting or in a registration statement with respect to the IPO filed with the Securities and Exchange Commission (“SEC”).

2.13 Legend. Sponsor acknowledges and agrees the certificates evidencing each of the Securities shall bear a restrictive legend (the “Legend”), in form and substance substantially as set forth in Section 4 hereof.

3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and agrees with, Sponsor as follows:

3.1 Valid Issuance of Capital Stock. The total number of shares of all capital stock which the Company has authority to issue is 301,000,000 shares, consisting of (a) 280,000,000 shares of Common Stock, (b) 20,000,000 shares of Class B common stock, par value $0.00001 per share (“Class B Common Stock”), and (c) 1,000,000 shares of preferred stock, par value $0.00001 per share (“Preferred Stock”). As of the date hereof, the Company has issued and outstanding no shares of Common Stock, 8,625,000 shares of Class B Common Stock (of which up to 1,125,000 shares are subject to forfeiture as described in the Registration Statement) and no shares of Preferred Stock. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.

3.2 Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and that certain warrant agreement to be entered into between the Company and AST, as warrant agent (the “Warrant Agreement”), as the case may be, each of the Units, Placement Shares, Placement Warrants and Warrant Shares will be duly and validly issued, fully paid and non-assessable. On the date of issuance of the Units , the Warrant Shares shall have been reserved for issuance. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Sponsor will have or receive good title to the Units, Placement Shares and Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and pursuant to the Insider Letter and (ii) transfer restrictions under federal and state securities laws.

3.3 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.4 Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Securities in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes valid and binding obligations of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s certificate of incorporation or by-laws, (ii) conflict with, or constitute a default under any agreement or instrument to which the Company is a party or (iii) any law statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any SEC or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units, Placement Shares, Placement Warrants or Warrant Shares in accordance with the terms hereof.

4. Legends.

4.1 Legend. The Company will issue the Units, Placement Shares and Placement Warrants, and when issued, the Warrant Shares, purchased by the Sponsor in the name of the Sponsor. The Securities will bear the following Legend and appropriate “stop transfer” instructions:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, INCLUDING A LOCK-UP PERIOD IN THE EVENT OF A PUBLIC OFFERING AS SET FORTH IN THE LETTER AGREEMENT BETWEEN, AMONG OTHERS, NIGHTDRAGON ACQUISITION CORP. AND NIGHTDRAGON ACQUISITION SPONSOR, LLC., A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH TRANSFER RESTRICTIONS, INCLUDING THE LOCK-UP PERIOD, ARE BINDING ON TRANSFEREES OF THESE SHARES.

4.2 Sponsor’s Compliance. Nothing in this Section 4 shall affect in any way Sponsor’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3 Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or pursuant to an available exemption from the registration requirements of the Securities Act and (ii) in compliance herewith and with the Insider Letter.

4.4 Registration Rights. The Sponsor will be entitled to certain registration rights which will be governed by a registration and stockholder rights agreement (“Registration Rights Agreement”) to be entered into between, among others, the Sponsor and the Company, on or prior to the effective date of the Registration Statement.

5. Waiver of Liquidation Distributions.

Pursuant to the Insider Letter, the Sponsor hereby (a) acknowledges that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Units and (b) waives any redemption rights it may have in connection with the consummation of a Business Combination, in each case as set forth in the Insider Letter.

6. Terms of the Securities. Each Placement Warrant shall have the terms set forth in the Warrant Agreement. The parties acknowledge that the Units (including the underlying securities) will have identical terms to the SCALE units offered in the IPO, except that: (i) for so long as the Units are held by the Sponsor, the Company’s officers or directors (or its or their permitted transferees within the meaning of Section 9(c) of the Insider Letter (“Permitted Transferees”)) may not, subject to certain exceptions in the Registration Rights Agreement, be transferred, assigned or sold until the expiration of the Private Placement Unit Lock-up Period (as defined in the Insider Letter); (ii) for so long as the Placement Shares are held by the Sponsor, the Company’s officers or directors (or its or their Permitted Transferees), the Placement Shares will be entitled to registration rights pursuant to the Registration Rights Agreement and may not, subject to certain exceptions in the Registration Rights Agreement, be transferred, assigned or sold until the expiration of the Private Placement Unit Lock-up Period; and (iii) for so long as the Placement Warrants are held by the Sponsor, the Company’s officers or directors (or its or their Permitted Transferees), the Placement Warrants will not be redeemable, may not (including the Warrant Shares), subject to certain exceptions in the Registration Rights Agreement, be transferred, assigned or sold until the expiration of the Private Placement Unit Lock-up Period, may be exercised on a cashless basis and will be entitled to registration rights pursuant to the Registration Rights Agreement.

7. Governing Law; Jurisdiction; Waiver of Jury Trial.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

8. Assignment; Entire Agreement; Amendment.

8.1 Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by a Sponsor to a person agreeing to be bound by the terms hereof, including the waiver contained in Section 5 hereof.

8.2 Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

8.3 Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by all of the parties hereto.

8.4 Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

9. Notice. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by electronic mail or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address or electronic mail address provided for on the signature pages hereto or such other address or electronic mail address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or if sent by email upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail.

10. Counterparts. This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

11. Survival; Severability.

11.1 Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing Dates.

11.2 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

12. Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first set forth above.

COMPANY:
NIGHTDRAGON ACQUISITION CORP.

By:
Name:
Title:

E-mail address for notices to NightDragon Acquisition Corp.:

SPONSOR:
NIGHTDRAGON ACQUISITION SPONSOR, LLC

By:
Name:	David DeWalt
Title:	Managing Member

By:
Name:	Morgan Kyauk
Title:	Managing Member

E-mail addresses for notices to NightDragon Acquisition Sponsor, LLC:

[Signature Page — Unit Subscription Agreement]